LICENSE AGREEMENT

     This Agreement supersedes/replaces any licensing Agreement before this date, and further transfers all rights to develop, test, manufacture, and market an Electronic Allergo-Sensitivity Test Device U.S. Patent No. 5413 113 ("Device").

     This License Agreement and transfer from ELAST Delaware Corporation to ELAST Nevada Corporation becomes effective with the signing of this document. Robert Drew Milne, M.D. the Licensor of "Device" and ELAST Technologies, Inc. (A Nevada Corporation) agree to the full rights of ELAST Technologies to develop, test, manufacture, and market the Device for ELAST shares that have previously been issued as consideration.

     The parties agree to a 5 (five) year license Agreement with a unilateral right by ELAST Technologies to extend the license Agreement for two additional 5
(five) year options. The parties agree to delete any other previous Agreements and further Agree that this ELAST Patent No. 5413 113. Agreement only applies to the "Device" in measurement of allergic responses to substances, i.e. foods, chemicals, medicines, drugs. Any other use of said patent shall be previously approved in writing by Robert Drew Milne as owner and licensor of patent No. 5413 113.

     Therefore, the parties hereby transfer and/or amend any previous license Agreements to the aforementioned 3 (three) 5 (five) year periods beginning of date signed below.

Licensor: /s/ Robert D. Milne, M.D.
          ----------------------------------------------
          Robert D. Milne, M.D.

Licensee: /s/ T.F. Krucker
          ----------------------------------------------
          ELAST Technologies - (Delaware Corporation)
          by T.F. Krucker, President

Licensee: /s/ T.F. Krucker
          ----------------------------------------------
(current) ELAST Technologies, Inc. (Nevada Corporation)
          by T.F. Krucker, President


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